EMPLOYMENT CONTRACT ("CONTRACT")

DWI HENDRI YUNIANTO

1.The Position

We are pleased to offer you the permanent position of Vice President - Operations with Indo-Pacific Resources (Java) Ltd., a wholly owned subsidiary of Fortune Oil Gas, Inc.

The position of Vice President - Operations reports directly to the President (David A. Nunn) and Chief Executive Officer (James B. Wensveen) of Fortune Oil & Gas, Inc.

Your headquarters will be the Jakarta office of Indo-Pacific Resources (Java) Ltd. To suit the needs of the company, you may be asked to travel to the operating site for short periods as required and undertake additional related duties time to time which may include overseas travel.

2. Employment Category, Remuneration and Benefits

The salary group of your position is: Executive Management

Your remuneration is as follows:

Total gross salary (per month): US $5,000.00

The necessary income tax will be deducted by Indo-Pacific Resources (Java) Ltd. and paid to the Indonesian Taxation Authority as required by Indonesian law. Indo-Pacific Resources (Java) Ltd. will provide you a certified statement of your Indonesian taxable income (salary, bonus, and allowances) and related tax payments to the Indonesian Taxation Authority annually.

The income tax calculation is attached to the Contract as Exhibit 1.

Your salary will be paid on or about the 1st of each month for the previous month. Your salary will be directly deposited in up to two (2) banks of your choice in the currency of U.S. Dollars.

Your remuneration and benefits will be reviewed after One Year of the date of this Agreement.

In addition a one time cash bonus of US$75,000.00 would be provided to you upon signing of an Employment Agreement.

3. Transportation and Travel Expense

3.1  Vehicular Transport During your employment, you will be provided with a dedicated sedan vehicle, driver and fuel for Indo-Pacific Resources (Java) Ltd. business purposes. When not required for business purposes the vehicle and driver may be used for your personal use.

3.2  Indo-Pacific Resources (Java) Ltd. will pay the vehicle running costs including fuel and maintenance, and the driver’s salary including overtime.

4. Annual Leave Provisions
You are entitled to paid annual leave at the completion of each twelve (12) month period of service for three (3) weeks. Full salary and allowances are paid while on annual leave. Indo-Pacific Resources (Java) Ltd. will provide two (2) round-trip coach class Airline tickets to a destination of your choice annually.

5. Termination of Employment
This contract may be terminated by either Dwi Hendri Yunianto or Indo-Pacific Resources (Java) Ltd. giving at least one (1) month notice, in writing, to the other.

6. Other
You Shall comply with Indo-Pacific Resources (Java) Ltd. Human Resources Policy Instructions (once prepared, reviewed, and or revised) all laws, rules, regulations and customs of the country of Indonesia and of other countries you may be required to travel to or through on business. Where there is conflict between the Contract and Human Resources Policy, the Contract will take precedence.

7. Job Description
(a) Responsible for all IPR Operation in Indonesia
(b) To supervise IPR activities in Indonesia
(c)  To be a member of the Joint Operating Committee - Joint Venture with CRC (Medco)
(d) To be IPR's Representative in the Joint Operations with CRC (Medco)
(e) To actively assist the Joint Operation to increase production
(f) Actively involve with Joint Operation to settle the trade debts
(g) IPR Signatory on the "Trade Debt Settlements" Bank Account
(h) IPR Signatory on the Joint Venture "Operations" Bank Account
(i) To liaise, when necessary, with various departments within the Indonesian Government such as BP Migas, Migas, etc.
(j) To actively pursue potential new acquisitions for Indo-Pacific Resources (Java) Ltd.

8. Changes to Contract
 Except for circumstances provided for elsewhere, changes to this Contract and Exhibits shall be made in writing and agreed to and signed by both parties.

9. Effective Date
 This contract will be effective from 15 January 2005.

10. Confirmation
I accept the terms and conditions of this Contract.

Signed: /s/ Dwi Hendri Yanianto
Date: January 29, 2005

Approved by: /s/ David A. Nunn
Date:  January 30, 2005
David A. Nunn
President,
Fortune Oil & Gas, Inc.

Approved by: /s/ James B. Wensveen
Date:  January 30, 2005
James B. Wensveen
Chief Executive Officer
Fortune Oil & Gas, Inc.